New York Stock Exchange Februar y 20, 2014 Analyst & Investor Day Presentation

Agenda 2 Time Schedule 11:00 a.m. ET Registration 11:30 a.m. ET Opening Remarks 11:35 a.m. ET James Grant, Guest Speaker 12:20 p.m. ET Luncheon 1:00 p.m. ET Management Presentations and Q&A 3:00 p.m. ET Closing Remarks

Special Guest Speaker – James Grant A KIND WORD FOR THE INVISIBLE HAND 3 James Grant is the founder and editor of Grant’s Interest Rate Observer and the author of seven books. His new history of the self-healing depression of 1920-21 will be published next year by Simon & Schuster. Mr. Grant’s television appearances include 60 Minutes, NewsHour with Jim Lehrer, CBS Evening News and a 10-year stint on Wall Street Week. His journalism career began at the Baltimore Sun, and he has published in the Financial Times, the Wall Street Journal, and Foreign Affairs, among other periodicals. A former Navy gunner’s mate, Mr. Grant is a 2013 inductee into the Fixed Income Analysts Society’s Hall of Fame.

Safe Harbor Statement FORWARD-LOOKING STATEMENTS This presentation includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Actual results may differ from expectations, estimates and projections and, consequently, readers should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “target,” “assume,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believe,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from expected results, including, among other things, those described in our Annual Report on Form 10-K for the year ended December 31, 2012 and any subsequent Quarterly Reports on Form 10-Q, under the caption “Risk Factors.” Factors that could cause actual results to differ include, but are not limited to, higher than expected operating costs, changes in prepayment speeds of mortgages underlying our residential mortgage-backed securities, the rates of default or decreased recovery on the mortgages underlying our non-Agency securities, failure to recover credit losses in our portfolio, changes in interest rates and the market value of our assets, the availability of financing, the availability of target assets at attractive prices, our ability to manage various operational risks associated with our business, our ability to maintain our REIT qualification, limitations imposed on our business due to our REIT status and our exempt status under the Investment Company Act of 1940, the impact of new legislation or regulatory changes on our operations, the impact of any deficiencies in the servicing or foreclosure practices of third parties and related delays in the foreclosure process, our ability to acquire mortgage loans or securitize the mortgage loans we acquire, our involvement in securitization transactions, the timing and profitability of our securitization transactions, the risks associated with our securitization transactions, our ability to acquire mortgage servicing rights, the impact of new or modified government mortgage refinance or principal reduction programs, unanticipated changes in overall market and economic conditions, and our exposure to claims and litigation, including litigation arising from our involvement in securitization transactions. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Two Harbors does not undertake or accept any obligation to release publicly any updates or revisions to any forward-looking statement to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based. Additional information concerning these and other risk factors is contained in Two Harbors’ most recent filings with the Securities and Exchange Commission (SEC). All subsequent written and oral forward looking statements concerning Two Harbors or matters attributable to Two Harbors or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. Readers are advised that the financial information in this presentation is based on company data available at the time of this presentation, and unless otherwise noted, has not been audited by the company’s independent auditors. This presentation may include industry and market data obtained through research, surveys, and studies conducted by third parties and industry publications. We have not independently verified any such market and industry data from third-party sources. 4

Executive Overview – Tom Siering

Two Harbors Today 6 OVERVIEW • Two Harbors started with $124 million in October 2009; we are celebrating our fifth year since inception • Today we are the largest hybrid mortgage REIT with a market cap of approximately $3.6 billion(1) • Delivered total return of 88% to stockholders since inception • Performance driven by: ― Rigorous security selection ― Sophisticated risk mitigation strategies • Portfolio was over $13 billion as of December 31, 2013 • Achieved total return on book value of 10.4% in 2013 • Distributed shares of Silver Bay common stock to our stockholders • Externally managed by a subsidiary of Pine River Capital Management, a global asset management firm (1) Source: Bloomberg, as of February 14, 2014

Two Harbors Market Capitalization 7 Source: Bloomberg (1) 2012 market value calculated as 298.8 million shares outstanding as of December 31, 2012 multiplied by December 31, 2012 stock price of $11.08 per share, less $345.8 million, which represents the tax value of the distribution of Silver Bay common stock. (2) As of February 14, 2014 HISTORICAL MARKET CAPITALIZATION SINCE INCEPTION $0.1 $0.4 $1.3 $3.0 $3.4 $3.6 $0.0 $0.5 $1.0 $1.5 $2.0 $2.5 $3.0 $3.5 $4.0 2009 2010 2011 2012 2013 2014 M a rk et C a p ( in b il lion s) (2)

Talented and Deep Bench 8 SOLID FOUNDATION FOR MANAGING BUSINESS OPERATIONS AND RISK • Investment team with significant RMBS experience ― Strong RMBS team focused on trading, investment analysis and research ― Rigorous security selection; goal is to drive alpha ― Leverage proprietary analytical systems ― Specialized repo funding group • Independent risk oversight committee • Accounting and tax teams focus on accurate financial reporting and disclosure • Operations team with deep servicing and mortgage experience • Legal team navigates changing regulatory landscape and ensures strong corporate governance and disclosure practices • Investor relations team provides transparency, disclosure and investor reporting

Introducing our Team 9 REBECCA B. SANDBERG – GENERAL COUNSEL & SECRETARY Rebecca B. Sandberg has served as General Counsel and Secretary at Two Harbors since March 2013. Ms. Sandberg previously served as Deputy General Counsel and Secretary of Two Harbors from May 2012 until March of 2013, and from 2010 to May 2012, served as Senior Counsel to Two Harbors. Prior to joining Two Harbors, Ms. Sandberg was in private practice where she advised clients primarily in the areas of securities laws, mergers and acquisitions, private capital markets transaction, corporate governance and general corporate law. From 2007 to 2010, Ms. Sandberg was a Senior Associate at Stoel Rives LLP and from 2006 to 2007 she was a Senior Associate at Fulbright & Jaworski LLP. Prior to that, Ms. Sandberg was an Associate at Lindquist & Vennum PLLP. She received a B.A. from the University of Minnesota and a Juris Doctorate from William Mitchell College of Law.

Introducing our Team 10 MATTHEW KOEPPEN – MANAGING DIRECTOR Matthew Koeppen joined Two Harbors in 2010, and has served as a Managing Director since 2012. Prior to joining Two Harbors in 2010, Mr. Koeppen held a variety of positions with Black River Asset Management, which is a division of Cargill, Incorporated. Most recently, Mr. Koeppen served as a Managing Director of Business Development, where he was responsible for a variety of initiatives to diversify and grow assets under management. From 2003 to 2007, Mr. Koeppen was a Managing Director and Portfolio Manager for Black River Asset Management. In this role, he was responsible for managing a securitized products portfolio, including Agency RMBS, specified pools, TBAs, non-Agency RMBS, interest only securities, and other derivatives. From 1996 to 2003, Mr. Koeppen was a Vice President in the Financial Markets Group for Cargill where he traded Agency and non-Agency RMBS and municipal bonds. Mr. Koeppen received a B.A. degree in Financial Management from the University of St. Thomas.

11 WILLIAM GREENBERG– MANAGING DIRECTOR William Greenberg has served as a Managing Director at Two Harbors since 2012. Prior to joining Two Harbors, Mr. Greenberg was a Managing Director and the Head of Investment Bank Risk Control Strategy at UBS AG, where he was responsible for issues of strategic importance to the investment bank. Previously, he was Head of Mortgage Strategy & Solutions Group, where he was responsible for managing the risk associated with mortgage repurchase liability related to over $100 billion of RMBS and whole loans issued and/or sold by UBS. Before that, he was Senior Portfolio Manager and Co- head of U.S. trading within the SNB StabFund, the business unit created in 2008 to manage $40 billion of legacy RMBS, ABS, and CMBS securities and loans. Prior to joining UBS, Mr. Greenberg was a Managing Director and Senior Portfolio Manager at Natixis NA, where he co-managed both client and proprietary portfolios of Agency and Non-Agency RMBS. Mr. Greenberg holds a B.S. in physics from the Massachusetts Institute of Technology, and M.S. and Ph.D. degrees in theoretical nuclear physics from the University of Washington. Introducing our Team

Introducing our Team 12 VICTOR BAEV – MANAGING DIRECTOR Prior to joining the residential mortgage-backed securities team at Pine River in 2009, Mr. Baev was a Vice President in the Residential Mortgage Backed Securities Group at Credit Suisse from 2004 to 2009, where he held positions as a trader in Non- Agency Mortgage Trading and Agency Collateralized Mortgage Obligation Trading. Prior to joining Credit Suisse, he was a Vice President in Interest Rate Derivatives at Dresdner Kleinwort and an Associate in Credit Derivatives and Interest Rate Derivatives at Barclays Capital. Mr. Baev received a Bachelor of Business Administration from Baruch College and a Masters of Business Administration from Columbia Business School.

Introducing our Team 13 NICHOLAS SMITH – MANAGING DIRECTOR Nicholas Smith has served as a Managing Director at Two Harbors since 2012. Prior to joining Two Harbors, Mr. Smith was the Chief Investment Officer of Capital Markets at Green Tree Investment Management where he was responsible for the residential mortgage investment platform, including investments in whole loans and mortgage servicing rights. Before his time at Green Tree, Mr. Smith was as a Senior Trading Analyst and a Senior Financial Analyst at GMAC ResCap (formerly known as GMAC-RFC). Mr. Smith studied economics as an undergraduate at the University of Minnesota. Mr. Smith is also a member of the CFA Institute and CFA Society of Minnesota.

14 DAN KOCH – MANAGING DIRECTOR Dan Koch has served as a Managing Director at Two Harbors since 2012. Prior to joining Two Harbors, Mr. Koch was a Managing Director at Redwood Trust where he was responsible for sourcing jumbo prime loan acquisitions and the development of new loan origination business initiatives. Before his time at Redwood Trust, Mr. Koch was a Director at Morgan Stanley Credit Corporation where he was responsible for executing the Agency and non-Agency loan sales and securitizations. Prior to that, he was a Vice President of Asset Acquisition and Risk Management at Charter One Bank (then St. Paul Federal Bank for Savings) and a Credit Analyst at US Bancorp. Mr. Koch holds a Bachelor of Arts degree from University of Minnesota with a degree in International Relations. Introducing our Team

Introducing our Team 15 DIANE WOLD – MANAGING DIRECTOR Diane Wold has served as a Managing Director at Two Harbors since 2011. Prior to joining Two Harbors, Ms. Wold was at GMAC Residential Capital Corporation where she served in a variety of roles advancing to Senior Vice President and Managing Director – Head of Investment Banking from 1991 to 2007. There, Ms. Wold managed the company’s U.S. investor relations, structured finance, investment banking, master servicing functions and the corporate budgeting and business planning processes. From 1987 to 1991, Ms. Wold was a Senior Tax Consultant at Deloitte & Touche LLP. Ms. Wold received a Master of Business Taxation from the University of Minnesota and a Bachelor of Business Administration degree in Accounting from University of Iowa. Ms. Wold is also a Certified Public Accountant.

Introducing our Team 16 ROBERT RUSH – MANAGING DIRECTOR Robert Rush has served as a Managing Director at Two Harbors since 2013. Prior to joining Two Harbors, Mr. Rush held a variety of positions at UBS AG in New York. During 2013, Mr. Rush was a Managing Director and Director of Risk Strategy for the Non-Core and Legacy Group, the unit established to oversee UBS’ exit from capital-inefficient businesses. From 2009 to 2012, he served as Head of Risk Analytics for the StabFund Investment Management Group, focusing on fundamental/technical analytics and interest rate risk management for a multi-billion portfolio of residential and commercial loans, RMBS, CMBS and ABS. From 2007 to 2008 Mr. Rush served as the Head CDO and Esoteric Asset Trader for the UBS Workout Group, and from 2006 to 2007 he co-managed the ABS/CMBS Derivatives Structuring Team within the Global CDO Group. From 1999 to 2006, he worked for John Hancock Financial Services, serving from 2004 to 2006 as Vice President and Director of Quantitative Research for Declaration Management & Research, and from 1999 to 2004 in various asset- liability management and investment strategy roles. From 1998 to 1999 Mr. Rush was employed with Queues Enforth Development in Cambridge, MA as a Senior Operations Researcher. Mr. Rush holds a B.S. in Mathematics from Fordham University, an M.S. in Operations Research & Statistics from Rensselaer Polytechnic Institute, and a Ph.D. in Decision Sciences & Engineering Systems from Rensselaer Polytechnic Institute.

Introducing our Team 17 MARCIN URBASZEK – MANAGING DIRECTOR Marcin Urbaszek has served as a Managing Director at Two Harbors since 2013. Prior to joining Two Harbors, Mr. Urbaszek was a Director in the Financial Institutions Group at Credit Suisse, where he was responsible for sourcing and executing strategic and financing transactions for the firm’s corporate clients. Before his time at Credit Suisse, Mr. Urbaszek worked in Equity Research at Citigroup, where he was responsible for covering U.S. regional banks. Prior to that, Mr. Urbaszek worked in Investment Banking at JPMorgan and Bank of America where he focused on structuring and underwriting Equity-linked securities. Mr. Urbaszek received a Bachelor of Business Administration degree in Finance from Baruch College, City University of New York. Mr. Urbaszek has also earned the Chartered Financial Analyst designation and is a member of the CFA Institute and the New York Society of Security Analysts.

Introducing our Team 18 JULY HUGEN – D IRECTOR July Hugen has served as Director of Investor Relations at Two Harbors since 2012. In this role, she is responsible for both investor and media relations. Prior to joining Two Harbors, Ms. Hugen served in marketing and investor relations at Pine River Capital Management from 2009 to 2012 where she was responsible for building and maintaining relationships with hedge fund investors who managed diverse asset portfolios including pensions, foundations, family offices and hedge fund of funds. From 2006 to 2009, Ms. Hugen was a member of the Equity Research team at Piper Jaffray in Minneapolis. As an equity research analyst, she covered several sectors, including building products and distribution companies. Ms. Hugen holds a Bachelor of Arts degree from the Labovitz School of Business and Economics, University of Minnesota Duluth with majors in Finance and Organizational Management Studies and a minor in Psychology.

2013 In Review 19 ADVANCING STRATEGIC IN IT IATIVES First Quarter 2013 Completed accretive public offering of common stock for net proceeds of approximately $769.2 million Second Quarter 2013 Acquired Matrix Financial Services Corporation, which has seller-servicer approvals Repurchased 1 million shares of our common stock at average price of $10.50 per share (accretive) Third Quarter 2013 Acquired two small bulk MSR portfolios Completed first securitization using our own depositor Repurchased 1.45 million shares of our common stock at average price of $9.23 per share (accretive) Fourth Quarter 2013 Finalized a two-year flow sale agreement to acquire MSR from PHH Mortgage Corporation Acquired substantial bulk MSR portfolio from Flagstar Bank Wholly-owned subsidiary granted membership in the Federal Home Loan Bank of Des Moines (FHLB) • Added staff and built infrastructure to support strategic initiatives • Increased total market capitalization by approximately $400 million in 2013 after giving effect to the Silver Bay common stock dividend amounting to $345.8 million(1) (1) $345.8 million represents the tax value of the distribution of Silver Bay common stock.

Historic Alpha Generation STRONG RETURN ON BOOK VALUE • In 2013, delivered total return on book value of 10.4%(1) versus the Pine River Mortgage REIT Index performance estimated at negative 5.9%(2) • Protected book value to preserve dividend generation for the long term • Focused on opportunistic capital allocation, security selection and hedging to drive long term performance 20 (1) Total return on book value is calculated from book value and dividends from the period of January 1, 2013 to December 31, 2013. Includes first quarter 2013 special dividend of Silver Bay stock amounting to $1.01 per share. (2) Median total return on book value is calculated from book value and dividends from the period of January 1 to December 31, 2013. Pine River Mortgage REIT Index (PRMRI) calculation has been estimated after removing Two Harbors’ total return. PRMRI constituents include: NLY, AGNC, HTS, CYS, ARR, CMO, MFA, IVR, ANH, MTGE, CIM, RWT, PMT, AMTG, MITT, DX, NYMT, WMC, NRZ. Fourth quarter consensus book value estimates used for: NLY, ARR, IVR, CIM, RWT, AMTG, MITT, DX, NYMT, WMC, NRZ. (3) Total return on book value is calculated from book value and dividends for the indicated time period as measured from December 31, 2013. Includes first quarter 2013 special dividend of Silver Bay stock amounting to $1.01 per share. 13.6% 11.9% 16.9% -8.5% 77.7% 58.2% 43.1% 18.9% -10.0% 10.0% 30.0% 50.0% 70.0% 90.0% Return from Change in Book Value Return from Dividends 10.4% 60.0% 70.1% 91.3% 2013(1) 2 Years(3) 3 Years(3) Since Inception(3)

Delivering Attractive Total Return 21 -10% 10% 30% 50% 70% 90% 110% 130% (1) Two Harbors’ total stockholder return is calculated for the period October 29, 2009 through December 31, 2013. Total stockholder return is defined as capital gains on stock price including dividends. Source: Bloomberg. (2) PRMRI total stockholder return for the period October 29, 2009 through December 31, 2013. Pine River Mortgage REIT index includes: AGNC, NLY, ANH, ARR, CMO, CIM, CYS, HTS, IVR, MFA, PMT, RWT, TWO, MITT, MTGE, AMTG, DX, NYMT, WMC and NRZ. Source: Bloomberg. TWO Pine River Mortgage REIT Index(2) 88% 29% • Generated total stockholder return of 88%(1) since inception; outperformed the Pine River Mortgage REIT Index • Produced positive stockholder return every year since our inception in 2009

10-Year Treasury Total Return THE 10 -YEAR TREASURY HAD A NEGATIVE 7.7% TOTAL RETURN IN 2013 (1) 22 Source: Bloomberg (1) The F08210YR (FMC Curve # 82 Zero Coupon Yields 10 Par Return) index is the par return on the zero coupon yields of the 10-Year Treasury.

Financial Update – Brad Farrell 23

Financial Stewardship • Deliver considerations for dividend declaration • Oversee financial planning and expense management • Mitigate financial and counterparty risks • Maintain compliant accounting standards and controls • Achieve reporting transparency through comprehensive disclosure • Maintain REIT status and comply with 1940 Act requirements 24

Financial Performance 25 Create Stockholder Wealth OPERATING METRICS Portfolio Risk Metrics Comprehensive Income Taxable Income Book Value Performance FINANCIAL OBJECTIVE SUCCESSFUL FINANCIAL EXECUTION Dividend Distributions and Return on Book Value • Our primary objective is to provide attractive risk-adjusted total returns over the long term, principally through dividends and secondarily through capital appreciation • We have elected to account for all our assets, as permitted under GAAP, at fair value because we believe it is the truest reflection of the economics of our business and our ability to distribute dividends • Dividend distributions are a function of our ability to generate cash return and taxable income DELIVERING TOTAL RETURN

TA X ABL E I N C O M E V S . D I ST R I BUT IO N S Financial Performance Summary 26 C O M P R E H E N S I V E I N C O M E C U M U L AT I VE P E R FO R M AN CE V. D I ST R I BUT I O NS BO O K VA LU E A N D D I V I DE ND P E R S H A R E (2) (1) Does not include Silver Bay common stock distribution. (2) Historical dividends may not be indicative of future dividend distributions. The company ultimately distributes dividends based on its taxable income per common share, not GAAP earnings. The annualized dividend yield on the company’s common stock is calculated based on the closing price of the last trading day of the relevant quarter. Diluted shares outstanding at end of period, which includes the effect of dilutive outstanding warrants determined using the treasury stock method, are used as the denominator for book value per share calculation. (3) 100.3% includes $10.7 million carried over from 2012. (4) Includes cash dividend of $0.32 per share and the Silver Bay common stock distribution amounting to $1.01 per share, as measured in accordance with GAAP. $59 $46 $1,047 $327 28.8% 4.9% 40.7% 8.5% 0.0% 5.0% 10.0% 15.0% 20.0% 25.0% 30.0% 35.0% 40.0% 45.0% $0.0 $200.0 $400.0 $600.0 $800.0 $1,000.0 $1,200.0 2010 2011 2012 2013 M ill ion s Comprehensive Income Comprehensive Income ROAE (%) $9.30 $9.03 $11.54 $10.56 $1.48 $1.60 $1.71 $2.18(4) $0.00 $2.00 $4.00 $6.00 $8.00 $10.00 $12.00 $14.00 2010 2011 2012 2013 Dividend Declared ($) Book Value ($) $59 $105 $1,153 $1,480 $29 $183 $494 $806 $34 $197 $627 $1,054(1) $0.0 $300.0 $600.0 $900.0 $1,200.0 $1,500.0 2010 2011 2012 2013 M ill ion s Comprehensive Income Core Earnings Dividend Distributions (cash) $36.6 $176.5 $440.4 $415.0 92.5% 92.3% 97.6% 100.3%(3) $0.0 $100.0 $200.0 $300.0 $400.0 $500.0 2010 2011 2012 2013 M ill ion s Taxable Income Distributions as a % of Taxable Income

REIT Taxable Income to Core Earnings 27 (In thousands, except for per share data) Year Ended December 31, 2012 Year Ended December 31, 2013 Reconciliation of REIT taxable income to Core Earnings Core Earnings(1) $ 311,085 $ 311,829 Adjustments : Tax short-term and long-term capital gains/losses 123,004 0 Dividends from taxable REIT subsidiaries (TRSs) 0 50,000 Swap fair value income/loss derived in REIT (7,084) 13,588 GAAP-to-tax RMBS accretion/amortization 16,286 24,733 Other (2,885) 14,820 REIT Taxable Income $ 440,406 $ 414,970 • Differences arise from discount accretion on non-Agency RMBS, capital gains from our RMBS portfolio and our use of our taxable REIT subsidiaries to conduct meaningful business activities (1) Core Earnings is a non-GAAP measure that the company defines as GAAP net income, excluding impairment losses, gains or losses on sales of securities and termination of interest rate swaps, unrealized gains or losses on the aggregate portfolio, certain non-recurring gains and losses related to discontinued operations and amortization of business combination intangible assets, and certain non-recurring upfront costs related to securitization transactions. As defined, Core Earnings includes interest income associated with the company’s inverse interest-only securities (Agency Derivatives), premium income or loss on credit default swaps, and servicing income, net of estimated amortization.

2013 Taxable Income and Distributions[(1)]

Distributions, Year Ended December 31, 2013 (in millions, except per share data)	Q1	Q2	Q3	Q4	Total
REIT 2013 taxable income plus prior year undistributed taxable income of $10.7 million					$425.6
Cash distributions	$116.8	$113.4	$102.0	$94.9	$427.1
Silver Bay stock distribution	$345.8	-	-	-	$345.8
Total distributions	$462.6	$113.4	$102.0	$94.9	$772.9
Distributions per share					
Cash distributions	$0.3200	$0.3100	$0.2800	$0.2600	$1.1700
Silver Bay stock distributions	$0.9472	-	-	-	$0.9472
Total distributions per share	$1.2672	$0.3100	$0.2800	$0.2600	$2.1172
Form 1099 tax characterization per share					
Dividend income	$0.6978	$0.1707	$0.1542	$0.1432	$1.1659
Return of capital (nondividend distribution)	$0.5694	$0.1393	$0.1258	$0.1168	$0.9513
Total dividend income and return of capital per share	$1.2672	$0.3100	$0.2800	$0.2600	$2.1172
Percent allocation of total distributions to dividend income	55.1%	55.1%	55.1%	55.1%	55.1%
Percent allocation of total distributions to return of capital	44.9%	44.9%	44.9%	44.9%	44.9%
Total percent allocation of total distributions	100.0%	100.0%	100.0%	100.0%	100.0%

Includes 2013 taxable income of $415.0 million and $10.7 million rolled over from 2012

$427.1 million is 2013 total cash distribution

$345.8 million was fair market value of Silver Bay common stock on the distribution date

The return of capital distribution of $0.9513 is roughly equivalent to the distribution of Silver Bay common stock of $0.9472

55.1% = Taxable income divided by total distributions, or

$$\frac{\$425.6 \text{ million}}{\$772.9 \text{ million}}$$

All remaining distributions ($345.8 million for Silver Bay + $1.5 million in cash dividends, or 44.9% of total distributions) are treated as return on capital

(1) The U.S. federal income tax treatment of holding Two Harbors common stock for any particular stockholder will depend on the stockholder's particular tax circumstances. Stockholders are urged to consult their tax advisor regarding the U.S. federal, state, local and foreign income and other tax consequences to such stockholder, in light of their particular investment or tax circumstances, of acquiring, holding and disposing of Two Harbors common stock.

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Operating Expense Management 29 • Upward trend in expense ratio (as a percentage of average equity) over the past 6 quarters has been driven by new business opportunities related to MSR acquisitions, our Conduit program and other initiatives, which we expect to drive stockholder returns over time • Many of our expenses are directly related to our portfolio size, such as data services and brokerage fees • Going forward, our operating expense ratio will fluctuate based on certain variables, including volume of assets and transaction expenses OPERATING EXPENSES VS. AVERAGE EQUITY 3.2% 2.2% 2.0% 1.9% 1.3% 1.1% 0.9% 1.0% 0.8% 0.7% 0.5% 0.7% 0.7% 0.9% 1.0% 1.3% 0.0% 0.5% 1.0% 1.5% 2.0% 2.5% 3.0% 3.5% $0.0 $2.0 $4.0 $6.0 $8.0 $10.0 $12.0 $14.0 1Q10 2Q10 3Q10 4Q10 1Q11 2Q11 3Q11 4Q11 1Q12 2Q12 3Q12 4Q12 1Q13 2Q13 3Q13 4Q13 Operating Expenses by Quarter % of Average Equity

Capitalization and Financing Rate Strategy • Consists of Agency RMBS and MSR • 57%, or $2.2 billion, of capital allocation Credit Strategy • Consists of Non-Agency RMBS and Residential Mortgage Loans (Prime Jumbo and Credit Sensitive) • 43%, or $1.6 billion, of capital allocation TARGET CAPITAL ALLOCATION Agency RMBS • $9.7 billion market value • Highly liquid secondary market MSR • $0.5 billion market value • Active market participants; however, lengthy settlement process, which includes GSE approval Non-Agency RMBS • $2.8 billion market value • Majority of holdings in gain position • Active trading market Mortgage Loans • $0.7 billion market value • Active whole loan sale market; however, lengthy settlement process INVESTMENT PROFILE Agency RMBS • $9.3 billion outstanding repo; laddered maturity profile out to 2 years • 18 repo counterparties • FHLB eligible MSR • Cash funding by excess capacity Non-Agency RMBS • $1.8 billion outstanding repo; laddered maturity profile out to 2 years • 11 repo counterparties • FHLB eligible (“A” rated and above) Mortgage Loans • $300 million in uncommitted warehouse facilities • Term financing in securitization market • FHLB eligible SOURCES OF F INANCING 30 Financial Information as of December 31, 2013 30

RMBS Financing Profile 31 • As of Dec. 31, 2013, we had 20 repo counterparties providing $11.1 billion of financing • We continue to ladder repo maturities, and average 71 days to maturity at year-end • Daily margin and excess liquidity management FINANCING RMBS COUNTERPARTIES VS. TOTAL DEBT Repurchase Agreements: RMBS and Agency Derivatives(1) Amount ($M) Percent (%) Within 30 days $3,832 35% 30 to 59 days 2,014 18% 60 to 89 days 2,226 20% 90 to 119 days 1,386 12% 120 to 364 days 1,448 13% One year and over 200 2% $11,106 (1) Does not include repurchase agreements collateralized by U.S. Treasuries of $1.0 billion and mortgage loans held-for-sale of $147.3 million. 6 10 20 21 20 0 5 10 15 20 25 $0.0 $2.0 $4.0 $6.0 $8.0 $10.0 $12.0 $14.0 2009 2010 2011 2012 2013 C o u n te rp a rt ie s T o ta l D e b t ($ B ) RMBS Debt Number of Counterparties

D I V E R S E AG E N C Y C O U N T E R PART IE S (2) H I G H - Q UAL IT Y N O N - AGE NC Y C O U N T E R PART IE S (3) RMBS Counterparty Risk Management (1) 32 • All non-Agency repo is with counterparties having credit default swap (CDS) spreads lower than 150 bps, implying low overall counterparty risk • Approximately 54% of our Agency repo is with counterparties based in North America; 61% of our non-Agency repo is with counterparties based in North America • Expansion of financing counterparties to support company growth; focused on diversification and credit quality of counterparty • Stress tests for shifts in market value and advance rates (1) As of December 31, 2013. (2) Reflects the counterparty percentage of our outstanding repurchase agreements for our Agency portfolio. (3) Reflects the CDS Spread for our non-Agency portfolio repo counterparties. 72.6% 27.4% CDS Spread ≤ 100 CDS Spread 101 to 150 12.6% 11.5% 11.1% 9.7% 7.7% 6.8% 6.7% 6.6% 6.3% 5.3% 3.3% 2.7% 2.7% 1.8% 1.8% 1.5% 1.1% 0.8%

RMBS Counterparty Risk Management 33 COUNTERPARTY RISK MANAGEMENT FOCUS ALLOWS US TO PROACTIVELY ADDRESS MARKET AND COMPANY SPECIFIC EVENTS • Team focused solely on counterparty risk management across Pine River and Two Harbors • Dashboards across key metrics evaluate the health and solvency of our counterparties (as illustrated below) • Thorough credit quality review of potential counterparties • Extensive legal review and negotiation of contractual arrangements Data presented as of December 31, 2013 (1) Represents credit risk view of the counterparty: Scale of 1 (top tier) to 3 (lowest tier) (2) Represents risk appetite to trade with the counterparty (3) Per the Financial Stability Board’s (FSB) initial list of 29 global SIFI’s (4) OAS of reference bond (no CDS available) Credit Tier(1) Traffic Light(2) Systemically Important(3) Tier 1 Ratio 5-Year CDs 11/30/13 5-Year CDs 12/31/13 Credit Rating Moody's Outlook S&P Outlook 1 Yes 13.80% 97 92 A3 Neg A- Stable 2 Yes 13.80% 119 113 Baa1 Neg BBB+ Neg 3 Yes n/a 600(4) 639(4) - - BBB- Stable

Federal Home Loan Bank of Des Moines • Facility provides current funding capacity up to $ 1 billion; may increase or decrease at the FHLB’s sole discretion because it is uncommitted • Collateral posted at an asset level versus blanket lien (i.e., each advance will require approval by the FHLB) • Eligible Collateral Includes: ― Conventional 1-4 family residential loans ― Agency MBS ― Non-Agency MBS with an A rating or above CAPACIT Y AND ELIGIBLE COLLATERAL • Lending rates generally range from LIBOR to LIBOR +30 with advance rates comparable to, or a little lower than, market terms • FHLB offers fixed and floating rates, which provides us flexibility from a hedging perspective • Financing maturities up to 5 years for eligible collateral and longer in certain cases BORROWING RATES AND COLLATERAL HAIRCUTS • Diversification beyond the repo market is prudent so we can respond to market events as well as optimize our daily funding mix relative to advance rates and borrowing rates • Allows for greater flexibility to pledge collateral over time because a security or loan may support future advances BENEFITS AND OPPORTUNITIES 34 TH INSURANCE HOLDINGS COMPANY LLC, OUR WHOLLY OWNED SUBSIDIARY, WAS GRANTED MEMBERSHIP IN THE FHLB 34

Federal Home Loan Bank(1) 35 REPO TERMS FHLB TERMS ADVANCE RATES COST: 1M LIBOR+ ADVANCE RATES(2) COST: 1M LIBOR+(3) Agency Pools (generic) 30-60 Days 89% 12 - 15 bps 95% - 97% 17 - 19 bps 1 Year 89% 15 bps 3-5 Year n/a n/a 89% 22 - 34 bps Other Agencies 30-60 Days 86%-91% 12 - 15 bps 90% - 95% 20 - 25 bps 1 Year 86%-91% 15 bps 3-5 Year n/a n/a 86%-91% 22 - 34 bps Non-Agencies 30-180 Days 56%-86% 12 - 15 bps 55% - 80% 135 - 215 bps 1 Year 56%-86% 15 bps 3-5 Year n/a n/a 56%-86% 22 - 34 bps Whole Loans 30-180 Days 45% - 90% 237 - 325 bps 56%-86% 12 - 15 bps 1 Year 35% - 84% 237 - 370 bps 56%-86% 15 bps 3-5 Year n/a n/a 56%-86% 22 - 34 bps (1) The above rates are for illustrative purposes only and may not be indicative of actual terms under our agreements (2) Includes FHLB 4% Activity Stock (3) Source: FHLB of Des Moines website (www.fhlbdm.com)

Accounting for Mortgage Servicing Rights 36 • Separate recognition of MSR using the guidelines of ASC 860 (Transfers and Servicing) • Two valuation methods: ― Amortization Method • Amortize each MSR over period of income • Record valuation allowance and impairment ― Fair Value Method • Measure at each reporting date, taking into consideration roll-off • We account for MSR using the fair value method; at December 31, 2013, the market value of our MSR portfolio was $514.4 million, or approximately 1.2% of the $42.3 billion unpaid principal amount of the associated mortgage loans (see chart to the right) • Calculation of fair value is driven by coupon rate, delinquencies, prepayment speeds and discount rate, among other variables • During the fourth quarter 2013, we recognized $10.8 million of servicing income, $2.2 million of sub-servicing expense and $13.1 million increase in fair value of MSR, net of $5.4 million which represents implied amortization (i.e. prepayments) • MSR are unlevered at December 31, 2013 MSR FAIR VALUE ASSUMPTIONS AT DECEMBER 31, 2013 Unpaid Principal Balance ($B) $42.3 MSR Fair Value ($M) $514.4 As a Multiple of Servicing Fee 5.0x Servicing Spread (less subservicing ) 25 basis points FAIR VALUE ASSUMPTIONS RANGE WEIGHTED AVG. Coupon 2.75% - 5.875% 3.93% 60+ Day Delinquencies 1% - 7% 4% Prepayment Speed 8% - 11% 9.5% Discount Rate 7% - 12% 9%

On-Balance Sheet Securitizations 37 • Accounted for using the guidelines of ASC 860 (Transfers and Servicing) • Primary accounting paths: ― Sale ― Financing (consolidation) • We account for mortgage loans held-for-investment in securitization trusts at fair value ― Prices are obtained from third-party pricing providers and other applicable market data, or cash flow models based on observable and unobservable market inputs (i.e. prepayment speeds, delinquency rates and credit loses, etc.) ― As the majority holder of the subordinated bonds, we are the controlling holder and retain all loss mitigation rights ― Our subsidiary acts as the master servicer and maintains the right to guide all servicing direction, whether termination, transfer or otherwise Source: International Monetary Fund

Strategy Update – Bill Roth

Strategy – Overall Philosophy

OBJECTIVE TO DELIVER ATTRACTIVE RISK-ADJUSTED TOTAL RETURN

- Opportunistic capital allocation aims to take advantage of evolving residential finance landscape
- Comprehensive rates and credit strategies allow for fluid capital allocation and drive stockholder performance
- Diversification of risks delivers high quality returns with lower volatility

ECONOMIC RETURNS AND STOCK PRICE VOLATILITY

	Total Return on Book Value[1]	Quarterly Volatility of Book Value[3]	Stock Price Volatility[5]
Two Harbors	91.3%	5.8%	17.9%
Pine River Mortgage REIT Index	51.6%	-[4]	17.3%
Peer Median[2]	48.8%	6.2%	21.6%

(1) Total return on book value calculated from change in book value and dividends from period October 29, 2009 through December 31, 2013. Two Harbors return on book value includes Silver Bay common stock dividend amounting to $1.01 per share. Fourth quarter consensus book value estimates used for IVR, CIM, RWT, AMTG, MITT, DX, NYMT, WMC, NLY.
(2) Median data for peer group. Peer group includes: NLY, AGNC, HTS, ARR, CYS, CMO, ANH, WMC, CIM, MFA, IVR, MTGE, MITT, AMTG, DX, NYMT, RWT, PMT.
(3) Quarterly book value volatility calculated from the standard deviation of the change in book value and dividends from period September 30, 2013 through December 31, 2013. Fourth quarter Consensus book value estimates used for: NLY, ARR, IVR, CIM, RWT, AMTG, MITT, DX, NYMT, WMC, NRZ.
(4) Quarterly book value volatility not calculated for Pine River Mortgage REIT Index due to incomplete data set.
(5) Source: Bloomberg, daily 5-year, 100-day stock price volatility as of February 14, 2014

39

Strategy – Driving Stockholder Value 40 RATES STRATEGY • Extract value from the Agency RMBS market, focusing on all asset types and sectors • Apply sophisticated security selection and hedging techniques • Utilize MSR platform to enhance returns and reduce risk • Protect book value exposure, especially as it relates to “tail events” • Generate alpha through select use of tactical trading CREDIT STRATEGY • Apply substantial credit expertise to add value in the non-Agency securities market • Utilize our Conduit to create new issue credit & IO bonds for the portfolio • Continuously investigate new opportunities in the Credit space where excess returns might be available • Thoughtfully hedge interest rate and credit risk exposures when appropriate T WO HARBORS – LOOKING FORWARD • Develop new avenues to drive stockholder value, focusing on our core competencies of understanding and managing prepayment, interest rate and credit risk in residential finance

Strategy Update 41 RATES • Portfolio & Market Summary • Agency RMBS • Mortgage Servicing Rights CREDIT • Portfolio & Market Summary • Non-Agency RMBS • Conduit Platform: creating attractive investments for the portfolio T WO HARBORS – LOOKING FORWARD • Illustrative Future Capital Allocation • Potential Future ROEs

TA RG ET E D C A P I TAL A L LO C AT I O N H I G H L I G H TS P O RT FO L I O C O M P O S I T I O N Portfolio Composition 42 • Capital allocation at December 31, 2013 was 57% Rates(3) and 43% Credit(4) • Agencies declined to 44% of capital allocation while MSR increased to 13% at December 31st • Going forward, we expect our allocation to MSR to increase as we continue to build our operational platform • Credit allocation substantially focused on assets that benefit from HPA, servicer actions and better borrower performance Rates(3) $10.2B Credit(4) $3.5B AS OF DECEMBER 31, 2013 $13.7B Portfolio $ Millions 30-Year Fixed $5,649 15-Year Fixed $72 HECM(1) $1,793 Other-Fixed $720 IOs and IIOs(2) $475 Hybrid ARMs $1,007 Mezzanine $469 Senior $2,282 Other $281 CSLs $425 MSR $514 (1) Home Equity Conversion Mortgage loans (HECMs) are loans that allow the homeowner to convert home equity into cash collateralized by the value of their home. (2) Includes Agency Derivatives (IIOs) of $218.5 million. (3) Assets in the “Rates” category include Agency securities and MSR. (4) Assets in the “Credit” category include non-Agency securities, prime jumbo loans, net economic interest in securitization trusts and CSL. 50% 60% 60% 55% 55% 52% 52% 57% 53% 52% 54% 55% 57% 40% 40% 45% 45% 48% 44% 36% 37% 38% 46% 45% 43% 4% 7% 10% 10% 0% 10% 20% 30% 40% 50% 60% 70% 4Q10 1Q11 2Q11 3Q11 4Q11 1Q12 2Q12 3Q12 4Q12 1Q13 2Q13 3Q13 4Q13 Rates Credit Residential Real Properties

Portfolio Update 43 RATES • Portfolio & Market Summary • Agency RMBS • Mortgage Servicing Rights CREDIT • Portfolio & Market Summary • Non-Agency RMBS • Conduit Platform: Sourcing a Variety of Products T WO HARBORS – LOOKING FORWARD • Illustrative Future Capital Allocation • Potential Future ROEs

Rates: Summary and Outlook

PORTFOLIO COMPOSITION

AS OF DECEMBER 31, 2013
$13.7B Portfolio
$ Millions



30-Year Fixed
$5,649
MSR
$514
15-Year Fixed
$72
Hybrid ARMs
$1,007
IOs and IIOs(2)
$475
Other-Fixed
$720
HECM(1)
$1,793
Rates(3) $10.2B
Credit(4) $3.5B

SUMMARY

- $10.2 billion Rates portfolio comprised of Agency securities and MSR
- Sophisticated hedging strategy drives low interest rate and basis risk exposure
- Leverage of 3.6x as of December 31, 2013

OUTLOOK

- Trends in Rates
  - Federal Reserve
  - Prepayments
  - Fate of GSEs
- Spreads remain tight
- Expectations that basis will widen in 2014

(1) Home Equity Conversion Mortgage loans (HECMs) are loans that allow the homeowner to convert home equity into cash collateralized by the value of their home.
(2) Includes Agency Derivatives (IIOs) of $218.5 million.
(3) Assets in the "Rates" category include Agency securities and MSR.
(4) Assets in the "Credit" category include non-Agency securities, prime jumbo loans, net economic interest in securitization trusts and CSL.

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1.9% 2.7% 1.0% 1.5% 2.0% 2.5% 3.0% 3.5% 12/31/11 4/30/12 8/31/12 12/31/12 4/30/13 8/31/13 12/31/13 Yi el d ( % ) 10 year note Current Mid Yield -50.0 0.0 50.0 100.0 150.0 200.0 250.0 12/31/2003 12/31/2005 12/31/2007 12/31/2009 12/31/2011 12/31/2013 FN CC Z-Spread FN CC OAS FN CC Z-Spread Average FN CC OAS Average C U R R E N T C O U P O N O A S & Z - S P R E AD (3) Rates: Agency Market Update 45 (1) Source: J.P. Morgan Data Query, from December 31, 2011 through January 31, 2014 (2) Source: J.P. Morgan Data Query, from December 31, 2011 through January 31, 2014 (3) Source: Barclays Live, from December 31, 2003 through January 31, 2014 1 0 - Y E A R R A T E S H A V E R I S E N B U T S T A B I L I Z E D (1) C U R V E S T E E P E R (2) HIGH Z-SPREAD: 211 LOW Z-SPREAD: -12 AVERAGE: 81 1/31/14: 47 HIGH OAS: 155 LOW OAS: -30 AVERAGE: 36 1/31/14: 24 2.3% 1.4% 0.8% 1.2% 0.6% 0.8% 1.0% 1.2% 1.4% 1.0% 1.5% 2.0% 2.5% 3.0% 3.5% 12/31/11 4/30/12 8/31/12 12/31/12 4/30/13 8/31/13 12/31/13 2,10 5,10

-300 -200 -100 0 100 Jan-03 Jan-05 Jan-07 Jan-09 Jan-11 Jan-13 MBS LUCIPLUS Yield Difference Pre-Crisis Average 50 100 150 200 250 300 Jan-03 Jan-06 Jan-09 Jan-12 FNCC Spread to 5s/10s Blend Rates: Agency RMBS Update 46 CURRENT COUPON SPREADS COULD WIDEN IN 2014 • Current coupon spread to 5s/10s blend is 21 basis points lower than average • Anticipate Agency RMBS opportunities to arise later in 2014 as the Fed continues to taper and spreads normalize • Current profile of low leverage and high liquidity puts us in a good position to increase Agency exposure when spreads become more attractive C U R R E N T C O U P O N S P R E A D TO 5 S /10 S (1) M BS A R E R I C H V S . C O R P O R AT E BO N D S (2) (1) Source: Bank of America Merrill Lynch Global research from January 1, 2003 through January 31, 2014 (2) Credit Suisse Research from January 1, 2003 through January 31, 2014 SPREAD AT JANUARY 30, 2014: 127 HISTORICAL AVERAGE: 148 HISTORICAL AVERAGE: 48

Rates: Historical Agency Return on Equity 47 0.00 5.00 10.00 15.00 20.00 25.00 30.00 35.00 Jan-00 Jan-02 Jan-04 Jan-06 Jan-08 Jan-10 Jan-12 Jan-14 ROE (no Rolldown) (1) Assumes 7x debt-to-equity, L+10bp funding, hedging duration with 10s and convexity. Source: Bank of America research as of February, 7 2014 (2) Assumes 7x debt-to-equity, no volatility hedge, hedges at four points along the curve, applied to a current coupon mortgage. Source: Two Harbors research from January 1, 2000 through January 31, 2014 HISTORICAL AGENCY ROEs – NO VOLATILITY HEDGE(2) LEVERAGED AGENCY ROEs (1) No Volatility Hedge Expected ROE FNCL 3 -4.5 FNCL 3.5 4.2 FNCL 4 13.2 FNCI 2.5 2.6 FNCI 3 7.5 FNCI 3.5 12.4 • Currently available ROEs on most Agency MBS are unattractive • Higher coupons offer value • Hedging volatility is important WIDER SPREADS DRIVE HIGHER ROE s HISTORICAL AVERAGE: 14.5

Rates: Mortgage Servicing Rights

MSR EXHIBIT POSITIVE YIELD, NEGATIVE DURATION AND HEDGE MORTGAGE BASIS RISK

- There are two types of MSR: Legacy MSR and New Issue MSR
- Understanding and managing prepayment risk is one of our core competencies

LEGACY MSR

CHARACTERISTICS:

- Originated pre-crisis
- HARP recapture component
- Sensitive primarily to credit performance of portfolio

KEY CONSIDERATIONS:

- Servicing platform that handles credit sensitive loans
- Originator to capture HARP component
- Board large volumes efficiently
- Cost advantage versus selling banks

NEW ISSUE MSR

CHARACTERISTICS:

- Originated post-crisis
- High-quality loans
- Sensitive primarily to prepays

KEY CONSIDERATIONS:

- Ability to understand and manage interest rate and prepayment risk
- Capable of overseeing high-quality servicers

48

Rates: MSR 49 HISTORY OF TWO HARBORS’ MSR INVESTMENTS First Quarter 2013 Approved by Freddie Mac to invest in MSR Second Quarter 2013 Acquired Matrix Financial Services Corporation, adding $2 million in MSR to portfolio Third Quarter 2013 Acquired two small MSR portfolios In negotiations with potential MSR sellers Held $16 million in MSR, at fair value Fourth Quarter 2013 Finalized a two-year flow sale agreement with PHH Mortgage Corporation to acquire MSR on newly originated residential mortgage loans Acquired substantial MSR portfolio from Flagstar Bank Held MSR of $42 billion UPB, representing $514 million at fair market value at December 31, 2013

Rates: MSR in a Portfolio Context

A MORTGAGE REIT PORTFOLIO WITH MSR COULD HAVE A HIGHER ROE, LOWER LEVERAGE AND REDUCED BASIS RISK

PORTFOLIO WITHOUT MSR

- Begin with $100 initial capital investment, 100% allocated to Agency MBS
- Assumes 7x debt-to-equity on Agency MBS

	Amount ($)	Yield (%)[1]	10bps Rate Increase (%)	10bps Basis Increase (%)
Agency MBS	$800	3.40%	(6.00%)	(6.00%)
Agency Repo	$700	(0.40%)		
5-year Swap Cost	$1,200	(1.45%)	6.00%	--%
MSR	$--	--%	--%	--%
Total		7.00%	--%	(6.00%)
	ROE: 7.00%			
	Debt-to-equity: 7.0x			
	Impact to Book Value of 10bps MBS spread widening: (6.00%)			

PORTFOLIO WITH MSR

- Begin with $100 initial capital investment, 25% allocated to Agency MBS and 75% to MSR; still meeting whole pool test
- Assumes 7x debt-to-equity on Agency MBS and no leverage on MSR

	Amount ($)	Yield (%)[1]	10bps Rate Increase (%)	10bps Basis Increase (%)
Agency MBS	$200	3.40%	(1.50%)	(1.50%)
Agency Repo	$175	(0.40%)		
5-year Swap Cost	$0	(1.45%)	--%	--%
MSR	$75	8.00%	1.50%	1.90%
Total		12.10%	--%	0.40%
	ROE: 12.10%			
	Debt-to-equity: 1.75x			
	Impact to Book Value of 10bps MBS spread widening: 0.40%			

1) Illustrative market yields as of January 31, 2014

Note: The above scenarios are intended to illustrate the potential benefits to a mortgage REIT portfolio that holds MSR. The numbers used in the scenarios above are hypothetical amounts and are not based on our financial results, nor are they projections of our results. The above scenarios are provided for illustration purposes only and may not represent all assumptions used. Actual results of a portfolio may differ materially.

50

Rates: Future for MSR 51 MSR HAS THE POTENTIAL TO BECOME A MEANINGFUL PART OF TWO HARBORS’ PORTFOLIO Note: The above scenario is intended to be illustrative. The numbers used in the scenarios are not projections of Two Harbors’ results. The above scenarios are provided for illustration purposes only and may not represent all assumptions used. Actual results of a portfolio may differ materially. (1) Two Harbors positioning in MSR as of December 31, 2013. 0 500 1,000 1,500 2,000 2,500 D ec-0 9 A p r-1 0 A u g-1 0 D ec-1 0 A p r-1 1 A u g-1 1 D ec-1 1 A p r-1 2 A u g-1 2 D ec-1 2 A p r-1 3 A u g-1 3 D ec-1 3 Potential MSR Market Value (100% Capital Allocated to Rates Strategy) Potential MSR Market Value (75% Capital Allocated to Rates Strategy) Potential MSR Market Value (50% Capital Allocated to Rates Strategy) $514 million(1)

ILLUSTRATIVE RATE AND BASIS EXPOSURE – JANUARY 2014 Rates: Two Harbors Positioning 52 Market Value(1) ($B) Dv01(2) Expected book value change to 10bps rate change(3) RATES 30-year Fixed 3.0-3.5% (0.7) (427,000) -% 4.0-4.5% 4.7 2,514,000 0.2% > 5.0% 0.8 138,000 -% MSR 0.5 (613,000) -% Hybrid ARMs 1.0 417,000 -% HECM 1.8 523,000 -% Other(4) 1.3 588,000 -% Swaps - (2,267,000) (0.2%) Swaptions - (1,063,000) (0.1%) Total 9.53 (190,000) -% BASIS EXPOSURE > 5 years 4,584 1,474,000 0.1% CMM/CMS Exposure (current coupon MBS) - (1,000,000) (0.1%) Subtotal 4,584 474,000 0.1% < 5 years 4,946 1,666,000 0.1% Total 9,530 2,140,000 0.2% (1) Market value includes TBA positions (2) Dv01 is the market value change in dollars for a 1 basis point decline in rates (3) Change in book value to a 10 basis point decrease in rates or basis (4) “Other” category includes 15-year fixed RMBS, DUS pools and derivatives P R I M A R I LY P O S I T I O N E D I N H I G H E R C O U P O N , S H O RT E R D U R AT IO N BO N D S A N D M S R TO M I N I M I ZE BA S I S A N D S P R E A D E X P O S U R E Source: Based on our estimates and those of our external manager, PRCM Advisers LLC. Approximate market value and rate exposure as of January 28, 2014

Strategy Update 53 RATES • Portfolio & Market Summary • Agency RMBS • Mortgage Servicing Rights CREDIT • Portfolio & Market Summary • Non-Agency RMBS • Conduit Platform: Sourcing a Variety of Products T WO HARBORS – LOOKING FORWARD • Illustrative Future Capital Allocation • Potential Future ROEs

Credit: Summary and Outlook

PORTFOLIO COMPOSITION

AS OF DECEMBER 31, 2013
$13.7B Portfolio
$ Millions



CSLs $425
Other $281
Mezzanine $469
Senior $2,282
Rates[1] $10.2B
Credit[2] $3.5B

SUMMARY

- $3.5 billion Credit portfolio includes non-Agency RMBS, net economic interest in securitization trusts, prime jumbo residential mortgage loans and credit sensitive loans (CSL)
- Strong returns in Credit strategy drove aggregate portfolio performance in 2013
- Substantial progress expanding the foundation for our mortgage loan conduit platform
- Leverage of 1.1x as of December 31, 2013

OUTLOOK

- Continued improvement in housing metrics and job growth
  - Analysts project 5% HPA in 2014[3]
  - Better borrower performance
- Prepays are expected to increase over time
  - Access to refinancing
  - Increased turnover

(1) Assets in the "Rates" category include Agency securities and MSR.
(2) Assets in the "Credit" category include non-Agency securities, prime jumbo loans, net economic interest in securitization trusts and CSL.
(3) Credit Suisse research, November 22, 2013.

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60 70 80 90 100 12/31/12 4/30/13 8/31/13 12/31/13 Spre a d DJ CDX.NA.IG Main On the run (5Yr) 250 300 350 400 450 500 12/31/12 4/30/13 8/31/13 12/31/13 Spre a d DJ CDX.NA.HY 100 On the run (5Yr) Credit: Market Overview 55 ABX INDEX(1) INVESTMENT GRADE (IG) INDEX(1) HIGH-YIELD (HY) INDEX(1) (1) Source: J.P. Morgan data query from December 31, 2012 through January 31, 2014 JANUARY 31, 2014 SPREAD: 349 JANUARY 31, 2014 SPREAD: 72 MARKET SUMMARY • Federal Reserve’s QE program has investors searching for yield • Credit performance generally strong across sectors in 2013 • IG, HY and ABX indices are near post-crisis high/tights • Non-Agencies are still relatively cheap, despite substantial returns over the past 3 years 50 55 60 65 70 12/31/12 4/30/13 8/31/13 12/31/13 P ri ce ( $ ) ABX.HE.06-2.AAA

0 2 4 6 8 10 2 .7 2 .7 2 .8 4 .1 4 .5 4 .5 4 .7 4 .8 5 .5 5 .5 5 .5 5 .6 5 .9 6 .0 6 .4 6 .5 6 .8 6 .9 8 .0 8 .0 9 .2 9 .4 Y ie ld Modified Duration Median Dirty Prime Clean Alt-A Dirty Alt-A POA Duper Clean Prime US Agency MBS Current Coupon High Yield BB (Yield to Worst) High Yield B (Yield to Worst) Subprime LCF US Corporate BBB Subprime Seasoned Mezz Prime Re-Remic Mezz UST 10yr CLO Sr. AAA CLO AA CLO A CLO BBB CLO BB CMBS AM CMBS AJ Subprime Front Pay CMBS 3.0 A4 Credit: U.S. Non-Agency MBS Still Attractive Y I E L D S I N T H E N O N - AGE NC Y S PAC E C O N T I N UE TO BE AT T R ACT IV E , D E S P I T E A VO L AT I L E M A R K E T 56 MARKET YIELDS(1) Source: Credit Suisse research as of January 31, 2014

Credit: Non-Agency Performance

THE MAJORITY OF OUR NON-AGENCY LOANS ARE HELD IN AREAS WITH STRONG HOUSING RECOVERY METRICS

- In 2013, the national average housing price appreciate (HPA) was +11.0%[1]
  - In predominantly "subprime" areas, HPA exceeded the national average by several hundred basis points
  - There is still room for appreciation: National HPA is 22% higher than the bottom of the housing market, but still 18% lower than the peak[2]
- Affordability remains high: mortgage payment-to-income ratio is well below historical average
- http://tinyurl.com/k25jnjk [3]
- Drivers of Non-Agency performance:
  - Return of borrowers' equity
  - Prepayments: turnover & refinancings
  - Lower delinquencies and defaults
  - Possible government sponsored refinancing program

(1) CoreLogic Home Price Index as of December 31, 2013
(2) Corelogic Housing Trend Report, December 2013 HPI History
(3) Video utilizes data from CoreLogic Housing Trend Report, December 2013, and Two Harbors' non-Agency portfolio distribution as of December 31, 2013. The video is provided for illustration purposes only and may not represent all assumptions used. Actual results of a portfolio may differ materially.

57

Credit: 2011 Discount Bond Example

DISCOUNT SUB-PRIME SENIOR BOND – HEAT 2006-3 2A4

Represents actual bonds held in our portfolio as of September 30, 2011. Collateral summary and yield analysis scenarios represent our views and those of our external manager, PRCM Advisers LLC, and are provided for illustration purposes only and may not represent all assumptions used. Actual results may differ materially.



Senior Bonds
Sub Bonds
A1 & A2
- Paid off -
A3
37.6%-100%
$35M Current Face
1.2 Yr WAL(1)
A4
37.6%-100%
$71M Current Face
6 Yr WAL(1)
SUBORDINATED BONDS
Absorbs the first 37.6% of losses, after depletion of ongoing excess spread (4.1%).

SECURITY INFO

- Pays sequentially after the A3 is fully paid, expected to be in early 2014
- Receives protection from credit losses from the subordinate bonds and ongoing excess interest
- Pays a coupon of LIBOR + 0.31%
- Wells Fargo & SPS as servicers

COLLATERAL SUMMARY

- Vintages: 2005 - 2006
- 60+ days delinquent: 33%
- "Clean" & "Almost Clean"[2]: 29%
- Loans modified: 50%, majority are current
- Severities running in the high 60s
- MTM LTVs[3]: "Clean" = 1.4%; Delinquent = 119%

YIELD ANALYSIS[4]

- **Market price at 9/30/11: $54.0**

	Strong Recovery	Flat	Severe Downturn
Loss-adjusted yields	**11.3%**	**10.0%**	**7.5%**
Total defaults	72%	74%	78%
Average severity	75%	79%	82%
Prospective deal losses	54%	58%	63%
Bond recovery	**90%**	**82%**	**67%**

(1) "WAL" is defined as weighted average life.
(2) "Clean" is defined as a borrower who has never missed a payment. "Almost Clean" is defined as a borrower who is current and has never been delinquent more than three times for a period greater than 30 days or delinquent one time for a period greater than 60 days.
(3) "MTM LTV" is defined as mark-to-market loan-to-value.
(4) Strong recovery, flat and severe downturn models assume a 15% increase, no change and a 15% decrease in housing prices over two years.

58

Credit: 2013 Discount Bond Example

DISCOUNT SUB-PRIME SENIOR BOND – HEAT 2006-3 2A4

Represents actual bonds held in our portfolio as of the filing date of this presentation. Collateral summary and yield analysis scenarios represent our views or those of our external manager, PRCM Advisers LLC, and are provided for illustration purposes only and may not represent all assumptions used. Actual results may differ materially.



Senior Bonds
Sub Bonds
A1 & A2
- Paid off -
A3
39.9%-100%
$2.3M Current Face
0.6 Yr WAL(1)
A4
39.9%-100%
$71M Current Face
3.4 Yr WAL(1)
SUBORDINATED BONDS
Absorbs the first 42.1% of losses, after depletion of ongoing excess spread (currently 4.31%).

SECURITY INFO

- Pays sequentially after the A3 is fully paid, expected to be in early 2014
- Receives protection from credit losses from the subordinate bonds and ongoing excess interest
- Pays a coupon of LIBOR + 0.31%
- Wells Fargo & SPS as servicers

COLLATERAL SUMMARY

- Vintages: 2005 - 68%; 2006 - 32%
- 60+ days delinquent: 27%
- "Clean" & "Almost Clean"[(2)]: 28%
- Severities running in the low 60s
- MTM LTVs[(3)]: "Clean" = 84%
  Delinquent = 96%
  "12mo LIQ"[(4)] = 89%

YIELD ANALYSIS[(5)]

- **Market price at 12/31/13: $87.0**

	Strong Recovery	Flat	Severe Downturn
Loss-adjusted yields	**7.1%**	**6.3%**	**5.9%**
Total defaults	44%	48%	51%
Average severity	63%	64%	67%
Prospective deal losses	28%	31%	34%
Bond recovery	**100%**	**100%**	**100%**

(1) "WAL" is defined as weighted average life.
(2) "Clean" is defined as a borrower who has never missed a payment. "Almost Clean" is defined as a borrower who is current and has never been delinquent more than three times for a period greater than 30 days or delinquent one time for a period greater than 60 days.
(3) "MTM LTV" is defined as mark-to-market loan-to-value.
(4) 12mo LIQ represents mark-to-market loan-to-value of loans liquated in the last twelve months.
(5) Strong recovery, flat and severe downturn models assume a 25% increase, 10% increase and a 5% decrease in housing prices over two years.

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Non-Agency Opportunity Today (1) 60 (1) Values as of February 13, 2014 SIGNIFICANT UPSIDE REMAINS • Prepay and default assumptions remain very conservative • Additional upside optionality remains to higher prepays, better borrower performance and servicer actions that help borrowers YIELD ANALYSIS - CARR 2006-NC4 A3 • Market price at 2/13/14: $58.0 Strong Recovery Flat Severe Downturn Loss-adjusted yields 9.9% 5.9% 4.8% Expected Prepays 4.0% 2.0% 1.0% Total defaults 41% 63% 73% Average severity 59% 64% 67% Prospective deal losses 24% 40% 49% Bond recovery 100% 71% 62%

Non-Agency Securities as of December 31, 2013

MAINTAIN A SUBSTANTIAL HOLDING OF LOWER DOLLAR PRICED NON-AGENCY BONDS

	Senior Bonds	Mezzanine Bonds	Total P&I Bonds
Portfolio Characteristics			
Carrying Value ($M)	$2,282	$469	$2,751
% of Non-Agency Portfolio	83.0%	17.0%	100.0%
Average Purchase Price[(1)]	$52.58	$59.09	$53.69
Average Coupon	2.5%	1.6%	2.3%
Weighted Average Market Price[(2)]	$65.27	$72.70	$66.43
Collateral Attributes			
Average Loan Age (months)	86	99	88
Average Loan Size ($K)	$263	$196	$252
Average Original Loan-to-Value	73.1%	72.6%	73.0%
Average Original FICO[(3)]	614	647	620
Current Performance			
60+ Day Delinquencies	32.7%	26.6%	31.7%
Average Credit Enhancement[(4)]	9.0%	20.8%	11.0%
3-Month CPR[(5)]	3.5%	5.6%	3.8%

(1) Average purchase price utilized carrying value for weighting purposes. If current face were utilized for weighting purposes, the average purchase price for senior, mezzanine and total non-Agency RMBS, excluding our non-Agency interest-only portfolio, would have been $47.97, $56.37 and $49.28, respectively.
(2) Weighted average market price utilized current face for weighting purposes.
(3) FICO represents a mortgage industry accepted credit score of a borrower, which was developed by Fair Isaac Corporation.
(4) Average credit enhancement remaining on our non-Agency RMBS portfolio, which is the average amount of protection available to absorb future credit losses due to defaults on the underlying collateral.
(5) 3-Month CPR is reflective of the prepayment speed on the underlying securitization; however, it does not necessarily indicate the proceeds received on our investment tranche. Proceeds received for each security are dependent on the position of the individual security within the structure of each deal.

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Credit: Two Harbors Positioning 62 Interest Rate Profile Market Value ($B) Dv01(1) Non-Agency Securities 2.9 1,151,343 Prime Jumbo/Loans 0.3 122,000 CSL 0.4 170,403 Swaps ($1 billion notional in 3-years) - (370,000) Swaptions ($1 billion notional in 3-years) - (430,000) Total 3.5 643,747 MAINTAIN EXPOSURE TO LOWER PRICED BONDS WITH UPSIDE OPTIONALIT Y • Sold higher dollar priced bonds that had realized upside potential • Added interest rate hedges Credit Profile Market Value ($B) Dv01(1) Non-Agency Securities 2.8 1,606,104 Prime Jumbo/Loans 0.3 122,000 CSL 0.4 237,710 Total 3.5 1,965,814 Source: Based on our estimates and those of our external manager, PRCM Advisers LLC. Approximate market value and rate exposure as of January 28, 2014. (1) Dv01 is the market value change in dollars for a 1 basis point decline in rates

Driving Credit Going Forward EXPANDING TWO HARBORS’ CONDUIT PROGRAM IS A KEY A FOCUS IN 2014 • Diversifying our business model by building an operational business structure • Our goal is to generate attractive credit investments for our portfolio while providing capital to the U.S. mortgage market • Thorough mortgage acquisition process and significant infrastructure will allow us to control and manage loans we purchase and securitize, including credit and servicing oversight • Ongoing progress building our mortgage loan conduit – Approximately 30 originators in various stages of approval – Target of 40 originators by year-end 2014 – Ability to source a variety of products, creating mutually beneficial relationships with originator partners • Opportunities include: ‒ Prime loans ‒ MSR ‒ Non-QM Loans: both prime and non-prime loans 63

Credit: Prime Jumbo Securitization TWO HARBORS’ GOAL IS TO CAPITALIZE ON A REDUCED GOVERNMENT FOOTPRINT IN HOUSING FINANCE • Completed two securitizations in 2013, including the first using our own depositor ― Both deals enabled us to invest in attractive credit and IO bonds • Expect that securitizations in 2014 will be between $10 and $20 billion, but current impediments include: ‒ High GSE loan limits ‒ Banks aggressive in putting loans in portfolio ‒ Triple A spreads still fairly wide ‒ Unresolved representation and warranty issues • Even a small market share of the historical average issuance can be meaningful to our portfolio 64 HISTORICAL PRIME ISSUANCE(1) - 50,000 100,000 150,000 200,000 250,000 300,000 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 G ro ss I ss u an ce ($ m ) Gross Prime Issuance Average AVERAGE ISSUANCE: $88 BILLION (1) Source: J.P. Morgan research as of February 13, 2014

Credit: Non-QM NON-QM LOANS REPRESENT A LARGE PORTION OF THE MORTGAGE MARKET POTENTIAL MARKET • Prime and nonprime non-QM loans • Of the $6.3 trillion Agency & non-Agency mortgage market, the GSEs and Ginnie Mae service almost $5.5 trillion • This leaves over $800 billion that needs to be funded by private capital CONSIDERATIONS & CONCERNS • Consumer Finance Protection Bureau (CFPB) QM rules introduce bifurcated mortgage market – QM and non-QM • Potential obstacles to participate in non-QM market: – Increased regulatory scrutiny – Increased compliance and litigation risk – Competition from banks 65 FICO Score Amount of Mortgage Market ($ in Trillions) % of Mortgage Market Amount Serviced by Government-Backed ($ in Trillions) Amount Serviced by Private Capital ($ in Trillions) 720+ $3.95 63% $3.69 $0.26 650-720 $1.79 29% $1.49 $0.30 <650 $0.54 8% $0.30 $0.24 Total $6.28 100% $5.48 $0.80 Source: Barclays research as of February 13, 2014

Two Harbors’ Infrastructure SUBSTANTIAL PROGRESS BUILDING AN EFFIC IENT AND SCALABLE CORE PLATFORM THAT ALLOWS T WO HARBORS TO RESPOND QUICKLY TO A BROAD ARRAY OF MARKET OPPORTUNITIES • Our external manager hired over 30 full-time employees who are dedicated to Two Harbors and serve in key leadership and staff roles in MSR operations, technology, compliance and risk management that serve the MSR and Conduit platforms • Key transaction management processes and teams are in place ― Due diligence ― Contract management ― Seller-servicer onboarding and implementation • Core technology infrastructure and oversight teams in place to provide active surveillance and performance management of our sub-servicing and originator partners • Efficiencies between strategies due to infrastructure overlap 66

Strategy Update 67 RATES • Portfolio & Market Summary • Agency RMBS • Mortgage Servicing Rights CREDIT • Portfolio & Market Summary • Non-Agency RMBS • Conduit Platform: Sourcing a Variety of Products TWO HARBORS – LOOKING FORWARD • Illustrative Future Capital Allocation • Potential Future ROEs

Two Harbors: Looking Forward OPPORTUNISTICALLY ALLOCATE CAPITAL IN THE RESIDENTIAL F INANCE SP ACE 68 Assets Capital Allocation 2012 Capital Allocation 2013 Capital Allocation 2014 Capital Allocation 2015 Rates 53% 57% 45-65% Agency RMBS 53% 44% 25-35% MSR - 13% 20-30% Credit 47% 43% 35-55% Legacy Credit(1) 37% 43% 25-35% New Issue Credit - - 10-20% Residential Real Properties 10% - - - ILLUSTRATIVE FUTURE CAPITAL ALLOCATION Note: The above scenario is intended to be illustrative, as of February 14, 2014. The numbers used in the scenarios are not projections of Two Harbors’ results. The above scenarios are provided for illustration purposes only and may not represent all assumptions used. Actual results of a portfolio may differ materially. (1) Assets in the “Legacy Credit” category include non-Agency securities, prime jumbo loans, net economic interest in securitization trusts and CSL

Two Harbors: Looking Forward DEMONSTRATED BENEFIT OF DIVERSIFIED PORTFOLIO RESULTING IN STRON G RETURNS • Allocate capital to best market opportunities • Overall goal to deliver attractive risk-adjusted returns 69 POTENTIAL FUTURE ROEs Assets Capital Allocation 2015 (%) Capital Allocation 2015 ($b) Leverage Amount of Assets ($b) Percent of Assets Potential Expected ROE Rates 45-65% $2.1 10-15% Agency RMBS 25-35% $1.1 6.5x $8.4 64% MSR 20-30% $1.0 0x $1.0 8% Credit 35-55% $1.7 10-15% Legacy Credit(1) 25-35% $1.1 1.0x $2.1 16% New Issue Credit 10-20% $0.6 1.0x $1.6 12% Total $3.8 2.4x $13.1 10-15% Note: The above scenario is intended to be illustrative, as of February 14, 2014. The numbers used in the scenarios are not projections of Two Harbors’ results. The above scenarios are provided for illustration purposes only and may not represent all assumptions used. Actual results of a portfolio may differ materially. (1) Assets in the “Legacy Credit” category include non-Agency securities, prime jumbo loans, net economic interest in securitization trusts and CSL

2014 & Beyond– Tom Siering

Key Policy Considerations 71 POLICY CONSIDERATIONS ARE INCREASINGLY IMPORTANT TO THE PERFORMA NCE OF THE MARKET • New Federal Reserve Chair Janet Yellen • New Federal Housing Finance Agency Director Mel Watt • Future of Federal Reserve’s Quantitative Easing plan • Government Sponsored Entity Reform • Final Qualified Mortgage and proposed Qualified Residential Mortgage rules • Basel Committee‘s capital and leverage ratios

2014 and Beyond FAVORABLE MARKET DYNAMICS • The Federal Reserve remains the largest buyer in the mortgage market today; although it has started to taper its purchases of MBS – Treasury and mortgage rates rose at the end of the year but have recently retraced • The U.S. government has indicated its intent to reduce its involvement in the mortgage market • Private capital is essential to fill the void; opens a variety of opportunities for us to participate as a provider of permanent capital OPPORTUNIT Y TO BE A PROVIDER OF PERMANENT CAPITAL TO THE U.S . MORTGAGE MARKET • Strong track record of delivering industry-leading total return • Operational platform creates the foundation for continued performance in a variety of housing and interest rate environments ― Substantial resource commitment to support originator-facing business strategies ― Staffed with seasoned operators drawn from origination and servicing roles at large mortgage companies • Demonstrated commitment to exemplary financial stewardship, corporate governance and transparency 72

Mission Based Strategy OUR MISSION IS TO BE RECOGNIZED AS THE INDUSTRY -LEADING MORTGAGE REIT: • We are the largest hybrid mortgage REIT investing in residential mortgage assets, with a market capitalization of approximately $3.6 billion(1) • We have the opportunity to provide capital to the U.S. mortgage market over the long-term BENEFITS OF OUR HYBRID MORTGAGE REIT MODEL: • As a hybrid mortgage REIT, we have the flexibility to take advantage of opportunities across the Agency and non-Agency RMBS sectors and unsecuritized mortgage assets; including: ― RMBS ― Residential mortgage loans ― MSR ― Other financial assets IMPERATIVES: • Rigorous risk management system • Strong administrative infrastructure • Best practice disclosure and corporate governance 73 (1) Source: Bloomberg as of February 14, 2014

Advancing Key Strategic Initiatives MORTGAGE SERVIC ING RIGHTS • MSR is a nice complement to our existing RMBS portfolio providing negative yield and positive duration • Leverages core competencies in prepayment and credit risk analytics • Establish long-lasting flow relationships with high quality originator partners EXPANDING OUR CONDUIT PLATFORM TO SOURCE A VARIET Y OF PRODUCTS • Goal is to generate attractive investments for our portfolio while providing capital to the U.S. mortgage market • We have made a substantial resource commitment to support the operational elements of business • Robust mortgage acquisition and infrastructure allows us to control and manage loans we purchase and securitize, including credit and servicing oversight FEDERAL HOME LOAN BANK OF DES MOINES MEMBERSHIP • Provides access to a variety of products and services • Diversifies our funding sources and increases financing flexibility 74

Benefits of our Diversified Business Model ENHANCING FRANCHISE VALUE • Ability to capitalize on compelling investment opportunities • Allows dynamic capital allocation based on shifts in the market • Maximizes the risk/return profile of our total portfolio • Dampens overall portfolio volatility • Operating companies within the REIT sector tend to trade at a substantial premium to book value • Drives the optimization of stockholder value over the long-term 75

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